Exhibit 10.25

CONSULTING SERVICES AGREEMENT

Consulting Services Agreement (the “Agreement”), effective is by and between Sweet Success Enterprises Inc. (SWTS), with it’s principle office at 1250 NE Loop 410, San Antonio, TX. (hereinafter the “Client”), and Jim Haworth 999 Sunbridge Lane Rogers AR 72758 (hereinafter the “Consultant”).

WHEREAS, Client finds that the Consultant is willing to perform certain work hereinafter described in accordance with the provisions of this Agreement; and

WHEREAS, Client finds that the Consultant is qualified to perform the work, all relevant factors considered, and that such performance will be in furtherance of Clients business.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. SERVICES

1.1  Services to Client: The Consultant shall provide the following (“Services”) to Client: Arrange meetings between Client and Wal-Mart Inc. to allow Client to discuss an agreement to sell Client’s products.

1.2 The consultant will assist the Company in obtaining additional channels for its products with compensation to be negotiated on a channel by channel, customer by customer basis.

1.3 The consultant will join the SWTS Board of Directors in January 2006 for a term of two years.

2. PAYMENT

2.1  Payment for Services: The Consultant will be paid as follows: 600,000 options to purchase Clients common stock, at $.70 per share, upon signing of this agreement.

2.2 The Consultant will be paid a 9% cash commission of the net sales realized by the Client to Wal-Mart for the term of 84 months.  These commissions will be paid to the Consultant by the 15th of the month following the month of Client’s receipt of payment from Wal-Mart. SWTS may buy out this agreement after 36 months at three (3) times its annual revenue from Wal-Mart in cash or stock.

3.             FACSIMILE SIGNATURE

3.1           Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

Client: Sweet Success Enterprises Inc.

Date:

Consultant: Jim Haworth

Date: